UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2006

Rimage Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 7 are not applicable and therefore omitted.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On May 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Rimage Corporation (the “Company”) adopted, and the Board of Directors approved, a long-term equity program for the Company’s executive officers and other key management (the “Program”). Under the Program, the Committee granted the Company’s executive officers and other key management awards of non-qualified stock options and performance shares that are also subject to the Company’s Amended and Restated 1992 Stock Option Plan (the “Plan”). Each award under the Program is split such that 75% of the value of the award is represented by stock options and 25% of the value of the award is represented by performance shares, at a rate of one performance share for every three stock options. The stock options granted under the Program have an exercise price of the fair market value of the Company’s common stock on the date of grant, vest over a period of four years, have a term of ten years and in other respects are subject to the terms and conditions of the Plan. The performance shares will be granted to the Program participants contingent on the Company meeting performance goals established by the Committee and approved by the Board relating to revenue and net income before interest and taxes for the fiscal year ended December 31, 2008. The Committee will determine if the performance goals have been met within 60 days after December 31, 2008 and the shares will be promptly issued thereafter if the performance goals have been met. The performance shares under the Program are otherwise subject to the Plan and the form of Performance Share Award Agreement attached hereto as Exhibit 10.1.

        The following table shows stock options and performance shares granted on May 16, 2006 under the Program to the Company’s executive officers:

Executive Officer and Title	Number of Shares of Stock Underlying Stock Option Granted May 16, 2006	Number of Performance Shares Granted May 16, 2006
Bernard P. Aldrich,	25,200	2,800
Chief Executive Officer

Manuel M. Almeida	15,150	1,683
Chief Operating Officer

David Suden	12,600	1,400
Chief Technical Officer

Robert M. Wolf	12,600	1,400
Chief Financial Officer

Pamela Lampert	7,575	842
Vice President Human Resources

Additionally, on May 16, 2006, Messrs. Benveniste, Hotchkiss, Madison, Reissner and Quist, the non-employee directors re-elected at the Company’s 2006 Annual Meeting of Shareholders held on May 16, 2006, were granted options to purchase 15,000 shares of the Company’s common stock under the automatic grant provision of the Plan. The exercise price of the options automatically granted to non-employee directors under the Plan is equal to the fair market value of the Company’s common stock on the date of the Annual Meeting and the options are fully exercisable six months from the date of grant. These options granted to non-employee directors expire at the earlier of (a) ten years from the date of grant or, (b) if the optionee ceases to be a director due to willful misconduct, as of the date of misconduct.

ITEM 8.01   OTHER EVENTS.

On May 16, 2006, the Committee established, and the Board of Directors approved, stock ownership guidelines for the Company’s executive officers and directors. The ownership guidelines for executive officers is based upon the following multiples of base pay, with the multiple depending upon management level: Chief Executive Officer, five times; Chief Operating Officer, Chief Financial Officer and Chief Technical Officer, three times; and all other executive officers, two times. The ownership guideline for directors is five times the annual retainer (exclusive of meeting fees) paid to directors by the Company. Ownership levels will be determined by including stock acquired through open market transactions, employee stock purchase plan purchases, shares earned under restricted stock grants or performance stock awards, as well as the in-the-money value of vested stock options. The Company recommends that executive officers and directors meet the applicable guidelines within five years of the date he or she first becomes subject to the guidelines and meet the applicable guidelines associated with an increase in his or her management level within five years of such change.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Form of Performance Share Award Agreement dated as of May 16, 2006

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:   May 19, 2006